Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-70050, 33-80985, 333-32237 and 333-57754 of Aldila, Inc. on Form S-8 of our report dated February 12, 2003, appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 28, 2003